UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2023 (January 13, 2023)
___________________

HOLLY ENERGY PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	001-32225		20-0833098
(State or other jurisdiction of incorporation)	(Commission File Number)		(I.R.S. Employer Identification Number)
2828 N. Harwood, Suite 1300	Dallas	Texas	75201
(Address of principal executive offices)			(Zip code)
Registrant’s telephone number, including area code: (214) 871-3555
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Securities Exchange Act of 1934:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Limited Partner Units	HEP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company        ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 13, 2023, the Board of Directors (the “Board”) of Holly Logistics Services, L.L.C. (the “Company”), the general partner of the general partner of Holly Energy Partners, L.P. (the “Partnership”) appointed Robert Jamieson as Senior Vice President and Chief Operating Officer of the Company, effective January 18, 2023. In this newly created executive role, Mr. Jamieson will oversee the operations, project management and engineering, integrity management, right-of-way and reliability engineering functions.

Mr. Jamieson, 58, served as Vice President, Pipeline Operations of the Company from the time he joined the Company in March 2013 until the effective date of his promotion to the position of Senior Vice President and Chief Operating Officer. Prior to joining the Company, Mr. Jamieson held various roles of increasing responsibility in engineering and plant and pipeline operations over a 25 year period at Eagle Rock Energy Partners, L.P., Enterprise Products Partners L.P., Williams Energy Partners LP (now known as Magellan Midstream Partners, L.P.), and TC Energy Corporation (formerly known as TransCanada Corporation).

Mr. Jamieson’s 2023 compensation is comprised of: (i) a base salary of $343,365 effective as of January 18, 2023, (ii) an annual cash incentive compensation target bonus of 45% of his base salary earnings (with a maximum limit of 90% of his base salary earnings), for the 2023 performance period that commenced on October 1, 2022 and ends on September 30, 2023, such bonus to be based on the Partnership’s performance and his individual performance, and (iii) a 2023 annual long-term incentive award recommended by the Compensation Committee of the Board, approved by the Board and granted pursuant to the Partnership’s long-term incentive plan on October 25, 2022 with a grant date value of $315,000 comprised of one-third cash incentive, one-third phantom units and one-third performance share units. The cash incentive and phantom unit awards vest in three equal annual installments on the anniversary of their grant date and the performance share unit award vests upon the attainment of pre-established performance targets over a three-year performance period. All long-term incentive awards are subject to Mr. Jamieson’s continued employment with the Company.

Mr. Jamieson is a party to the Partnership’s previously disclosed form of Change in Control Agreement and Indemnification Agreement, and is eligible for the same plans, policies and programs offered and available to other executive-level employees of the Company.

There are no arrangements or understandings between Mr. Jamieson and any other person pursuant to which Mr. Jamieson was named Senior Vice President and Chief Operating Officer. Mr. Jamieson does not have any family relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer. There are no transactions in which Mr. Jamieson has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOLLY ENERGY PARTNERS, L.P.

By:	HEP LOGISTICS HOLDINGS, L.P., its General Partner

By:	HOLLY LOGISTIC SERVICES, L.L.C., its General Partner

By:	/s/ Vaishali S. Bhatia
Name:	Vaishali S. Bhatia
Title:	Senior Vice President and General Counsel

Date: January 18, 2023